UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 20, 2007

Halo Technology Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-33197	88-0467845
(Commission File Number)	(IRS Employer Identification No.)

200 Railroad Avenue, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(203) 422-2950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

a)   The registrant, Halo Technology Holdings, Inc.  (“Halo” or the “Company”) Halo has filed a voluntary petition for reorganization under Chapter 11 in Federal Bankruptcy Court in Bridgeport, Connecticut.  This Court has jurisdiction over this proceeding as of the date of the filing of the petition.  In connection with this proceeding, Halo has filed motions with the Court requesting permission to go forward on a “business as usual” basis as a debtor in possession.  Accordingly, Halo continues to have jurisdiction over its assets and business subject to the supervision and orders of the Court.  Halo will continue operating and will file a plan of  reorganization to address requested changes to its capital structure. Halo’s subsidiaries also will be seeking recognition of the Chapter 11 proceedings by the Court.

Item 8.01 Other Events.

On August 20, 2007, the registrant, Halo Technology Holdings, Inc. ("Halo"), announced that it has filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in order to seek changes in its capital structure.  A copy of the press release issued by Halo August 21, 2007 with regard to the reorganization proceeding is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

August 21, 2007	By: Ernest Mysogland
Name: Ernest Mysogland
Title: Executive Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 21, 2007